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                                                                   EXHIBIT 10-22

                       EXECUTONE INFORMATION SYSTEMS, INC.

                              DISTRIBUTOR AGREEMENT


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AGREEMENT dated as of May 31, 1996, between EXECUTONE INFORMATION SYSTEMS,
INC. and Clarity Telecom, Inc., a Delaware corporation ("Distributor").

WHEREAS, Company (as defined in Section 26 below) wants to appoint Distributor as the Authorized Distributor within the Districts described in Exhibit A to this Agreement ("Distributor's Area") of the products described in Exhibit B to this Agreement (the "Authorized Products"), including spare parts therefor, and as a licensee of any software imbedded therein or otherwise an integral part thereof described in Exhibit B (the "Authorized Software");

WHEREAS, Distributor wants to be appointed to promote the sale and service of the Authorized Products and to license the use of the Authorized Software in conjunction with the sale of the Authorized Products in Distributor's Area; and

WHEREAS, the execution and delivery of this Agreement is a condition to Distributor's Purchase of the Company's DSO Business as defined in the Purchase Agreement pursuant to an Asset Purchase Agreement by and among the Company, EXECUTONE Network Services, Inc., Clarity Telecom Holdings, Inc. (formerly known as Tone Holdings, Inc.) and the Distributor dated April 9, 1996 (the "Purchase Agreement").

NOW, THEREFORE, in consideration of the mutual promises in this Agreement and other good and valuable consideration, the parties agree as follows:

1. AUTHORIZED DISTRIBUTOR. Distributor is hereby granted the exclusive and non-exclusive rights as provided in Section 12 hereof, to sell, service and maintain the Authorized Products and to license the Authorized Software in Distributor's Area; provided that Distributor shall



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         not have the right to sell to National Accounts and Company Accounts in the Distributor's Area. In consideration for Company's grant to Distributor of the rights to sell and service the Authorized Products
         and  to  license  the  Authorized   Software  in  Distributor's   Area,
         Distributor  agrees to purchase the  quantities of Authorized  Products
         and  license  the  quantities  of  Authorized   Software   required  by
         Distributor's Quota as defined in Section 7 of this Agreement, and not to sell or promote Competing Products in Distributor's Area, as that term is defined in Exhibit C and except as provided in Exhibit C or in
         Section 12(e) hereof, without the express prior written consent of Company.

2.       COMPANY SUPPORT OF DISTRIBUTOR.  The Company shall:

         (a) refer to Distributor a portion of the leads for Authorized Products and Authorized Software in the Distributor's Area of which Company becomes aware, in the same proportion as the Distributor's purchases of Authorized Products and Authorized Software for the District bear to all purchases of Authorized Products and Authorized Software for the District;

         (b) make available promotional programs from time to time at Company's discretion subject to Company's normal charges for such programs;

         (c) sell, at special prices or terms, an assortment of the Authorized Products to be used by Distributor to demonstrate those products to customers and to train personnel;

         (d)      make   available    courses   and   materials   for   training
                  Distributor's personnel at Company's normal charges;

         (e)      make  available  technical  and  service  support,   including
                  installation and technical manuals, subject to Company's normal charges for such support;



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         (f)      market the Authorized  Products directly to National Accounts,
                  Cross-Territorial Accounts and Company Accounts in accordance with the National Accounts Policy set forth as Exhibit D (the "NAP") , the Cross-Territorial Policy set forth as Exhibit E (the "CTP") and the Company Accounts Policy set forth as Exhibit F (the "Company Accounts Policy"), respectively, all of which Company expressly reserves the right to amend (except as provided therein) from time to time when Company in its
                  reasonable   discretion   determines   such  amendment  to  be
                  desirable;

         (g) utilize its best efforts to provide to Distributor Authorized Products that are competitive in the marketplace in function, features and price. Distributor and Company recognize that, from time to time, Company will develop and introduce new products bearing the Authorized Trademarks and which Company believes to be competitive with Competing Products available in the marketplace. Company shall make such new Authorized Products available to Distributor for sale and license in Distributor's Area on the same exclusive or non-exclusive basis as applies to the Authorized Products hereunder and thereafter such new Authorized Products shall be Authorized Products as defined in this Agreement;

         (h) use its best efforts to have Distributor elected to Company's Independent Distributor Advisory Board; and

         (i) as soon as available after the end of each fiscal year, deliver to Distributor financial statements consisting of balance sheet, income statement and, at Distributor's request, a statement of sources and uses of funds for such year prepared in accordance with generally accepted accounting principles and reviewed by a certified public accountant.

3. TRADEMARK LICENSE AND USE. In order to promote and protect the Company's trademark rights, the parties agree that:



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         (a)      AUTHORIZED USES. Company grants to Distributor a nonexclusive, non-transferrable license to use the trademarks described in Exhibit C (the "Authorized Trademarks"):


                  (i) only in connection with the sale and service, and promotion of sale and service, of the Authorized Products;

                  (ii) only in the Distributor's Area in which Distributor is authorized to sell and service the related Authorized Products;
                  (iii) only during the term of this Agreement or to service products installed prior to the termination of this Agreement;

                  (iv) only in the manner described in this Section and Exhibit C; and

                  (v)      as provided in the Purchase Agreement.

         (b) PROHIBITED USES. Distributor is not granted any license or right to use the mark or name EXECUTONE INFORMATION SYSTEMS, EISI, OR EIS, or any comparable derivative thereof. Except as expressly authorized in Exhibit C (the "Authorized Name"), Distributor shall not use the Authorized Trademarks as part of Distributor's trade or corporate name, nor shall Distributor otherwise trade under the Authorized Trademarks or any derivative thereof.

         (c) NONTRANSFERABILITY. Distributor shall not assign or sublicense its rights to use the Authorized Trademarks or Authorized Name to any other person or entity except as otherwise permitted by this Agreement.

         (d)      DISTRIBUTOR'S   COVENANTS.   Distributor  hereby  agrees  that
                  Distributor:

                  (i) shall use the Authorized Trademarks only as expressly authorized and only in conjunction with the R or TM symbol as appropriate;

                  (ii) shall not use the Authorized Trademarks in any disparaging way or in any way that might confuse other products with the Authorized Products in a manner which would jeopardize the Company's interests in the Authorized Trademark; and

                  (iii)    shall  not  challenge  or  contest  in  any  way  the
                           validity   of  the   Authorized   Trademarks,   their
                           registration or their ownership by the Company.

         (e) PRODUCT ALTERATIONS. Distributor may affix to the back of any Authorized Product or copy of Authorized Software a legend in the following form:


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                              For Sales and Service
                              (Name of Distributor)
                            (Address of Distributor)
                     (Local Telephone Number of Distributor)
                               (Installation Date)
                       For 24-Hour Emergency Service Call:
                               (Telephone Number)

         However, Distributor shall not remove, change, obscure, or add to the labels, markings, names or trademarks that Company has affixed to any Authorized Product.

4. DISTRIBUTOR'S SALES RESPONSIBILITIES. In order to develop the market for the Authorized Products in Distributor's Area, Distributor shall:

         (a) promote the sale of the Authorized Products throughout Distributor's Area and maintain accurate records with respect to sales of the Authorized Products (which records are acknowledged to be the proprietary business information of Distributor);

         (b)      make   sales  of   Authorized   Products   to   customers   in
                  Distributor's Area sufficient to meet Distributor's Quota as provided in Section 7;

         (c) maintain a sufficient inventory of the Authorized Products to meet the demand in Distributor's Area;

         (d)      timely  install the Authorized  Products in a workmanlike  and
                  professional   manner  in  accordance  with  instructions  and
                  specifications;

         (e)      properly train  customer's  personnel in the operation and use
                  of  the  Authorized  Products,   as  reasonably  requested  by
                  customers;


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         (f)      maintain a trained  sales  force of  sufficient  size to serve
                  Distributor's Area and meet Distributor's Quota;

         (g) avoid doing anything that might materially and adversely affect the sales potential for the Authorized Products except as otherwise permitted under this Agreement;

         (h) except as specifically provided for in Sections 4(i) and (k) herein, refrain from selling the Authorized Products to any entity other than to end-users located in Distributor's Area;

         (i) refrain from selling the Authorized Products and spare parts therefor outside of Distributor's Area except as specifically authorized by the NAP, the CTP or the Company Accounts Policy, each of which Company expressly reserves the right to amend (except as provided therein) from time to time when Company in its reasonable discretion determines such amendment to be desirable, or as otherwise specifically authorized in writing;

         (j) refrain from selling the Authorized Products to former authorized Distributors of Authorized Products and to secondary market resellers identified to Distributor by the Company. The Company will assist Distributor in the sale of Distributor's excess inventory of Authorized Product to other Authorized Distributors by coordinating an exchange program between Distributors or any other entity which Company authorizes for the purchase of Distributor's inventory of Authorized Product;

         (k) Company and Distributor recognize exchange between Distributors will be necessary from time to time for emergency service requirements and Company agrees that Distributor may sell Authorized Products to other Authorized Distributors for this purpose. Distributor agrees that such sales of Authorized Products will be of an incidental nature for emergency purposes. Company and Distributor recognize that


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                  such  incidental  sales between  Distributors  are in the best interest  of the  Company  and its  Distributors  in  order to
                  facilitate  quick  response  to  service   outages;   however,
                  Distributor and Company specifically agree that it is not the intent of this Section 4(k) for Distributor to become a source of product supply to any other Distributor in breach of its financial obligations to Company and/or for Distributor to purchase the Authorized Products in bulk from the Company to take advantage of Company's volume purchase discounts and resell portions of such bulk purchases to another Authorized Distributor;

         (l)      obtain at  Distributor's  expense all state,  local, and other licenses and permits necessary for operation of the Distributorship, and furnish Company with Distributor's local sales tax license number; and

         (m) utilize its reasonable best efforts to market Authorized Products within its assigned territory to assist Company in the attainment of its market share objectives provided to the Distributor.

5. DISTRIBUTOR'S SERVICE RESPONSIBILITIES. In order to service adequately customers in Distributor's Area and to ensure consistent nationwide service of the Authorized Products, Distributor shall:

         (a) install and service, subject to Distributor's customary charges and credit criteria, all Authorized Products and Other Company Products, as defined in Exhibit F, installed in Distributor's Area, regardless of whether they were sold by Distributor but subject to the Company Accounts Policy, the NAP and the CTP;

         (b) except to the extent faster response times are reasonably required by Company for National Accounts, Cross-Territorial Accounts or Company Accounts, respond:

                  (i) within 4 hours to all Emergency Service Requests, defined as all requests to remedy problems that are not isolated failures of a minority of station


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                           instruments and/or a minority of trunks and/or system
                           components not required for normal processing of voice, video and/or data communications;

                  (ii) within 48 hours to 95% of all non-Emergency Service Requests; and

                 (iii) within ten (10) business days to 100% of customers' requests for routine adds, moves or changes of equipment, subject to availability of product from Company.

         It is the intent of this Section that Distributor utilize its best efforts to achieve these goals on a consistent basis. Occasional failures and/or delays will not be a Material Breach of this Agreement.

         (c) make available emergency service 24 hours a day, 365 days a year, for all of its customers, and all National Accounts, Cross-Territorial Accounts and Company Accounts in Distributor's Area;

         (d) as requested by Company, make available installation and service to National Accounts, Cross-Territorial Accounts and Company Accounts in Distributor's Area as required by and subject to the Company Accounts Policy, NAP or CTP;

         (e) maintain trained personnel, spare parts, and equipment sufficient to service all Authorized Products and Other Company Products in Distributor's Area; provided, however, that Distributor shall not be required to maintain any spare parts for Call Center Products; and

         (f) maintain complete records of all service requests and service calls, including: the name of the customer; the date(s) and time(s) of the request, response, and correction of the problem; the nature of the problem; any parts used; any charges; and whether the service was performed under warranty.



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6.       DISTRIBUTOR'S FINANCIAL AND REPORTING RESPONSIBILITIES.

         (a) FINANCIAL CONDITION. Distributor shall maintain a financial condition adequate to perform its obligations as an authorized distributor.

         (b)      REPORTING   RESPONSIBILITIES.   Distributor  shall  submit  to
                  Company:

                  (i) as soon as available after the end of each fiscal year, financial statements consisting of balance sheet, income statement, and at Company's request, a statement of sources and uses of funds, for such year prepared in accordance with generally accepted accounting principles and reviewed by a certified public accountant;

                  (ii) at Company's request, a list of all persons and entities having an ownership interest in Distributor, and the nature and percentage of each such ownership interest; and

                  (iii) within thirty (30) days of the end of each quarter Distributor will complete and send to Company a summary report of retail sales of Authorized Products and service activity performed by Distributor within Distributor's Area. The information required may be modified from time to time as required by changes in the market or within the industry. The information provided by Distributor will be analyzed by Company and consolidated on a national and regional basis and reported back to Distributor.

                  (iv) within 15 days after the end of each month, to the extent required by the agreement between the Company and Oracle Corporation, a third party software licensor of software contained in or sold with ILS(TM)Authorized Products that contain the management reports feature or licensed with
                           Authorized Software relating to such Authorized Products, the names and addresses of sublicensees of such software sublicensed by Distributor within the preceding month, the date of purchase and installation, the specific Authorized Product and Authorized Software installed, including the make


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                           or model  designation and the software release number
                           of the software  programs  licensed,  and the maximum
                           number  of  users  per  system.   Company  agrees  to
                           maintain the confidentiality of and not to use such information in any manner whatsoever, except to the extent it is required to provide such information to Oracle, without the prior written consent of the Distributor.

7.       PURCHASE, PAYMENT, SALES AND SHIPMENTS.

         (a)      PURCHASE AND PAYMENT BY DISTRIBUTOR.

                  (i) FORECASTS. In order to assist Company in scheduling the production and delivery of the Authorized Products, Distributor will deliver and update during the term of this Agreement a rolling six-month forecast of its purchases. Distributor's initial forecast is attached hereto as Exhibit G. On or before the first day of each calendar month, Distributor shall deliver an updated forecast in the form attached hereto as Exhibit G. Each such forecast shall cover the succeeding six calendar months. Such forecasts are nonbinding and for advisory or planning purposes only.

                  (ii) QUOTA. Quota is defined as the minimum dollar volume of Authorized Product and Authorized Software listed in Exhibit B, that Company requires Distributor to purchase or license from Company during each calendar year of this Agreement. The Quota for any calendar quarter of any year (a "Quarter") is one-quarter of the annual Quota unless otherwise stated on Exhibit
                           H. Attached as Exhibit H are the Quotas that the Company and Distributor have mutually agreed upon for the initial Term. For any extension period of this Agreement, the Quotas shall be as mutually agreed between Company and Distributor. For purposes of Quota performance measurement, Company will calculate Distributor's purchases based upon the then current Distributor Net Price, defined as the price at which Company sells the Authorized Products to its lowest volume distributor. Following the


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                           end of each Quarter, Company will provide Distributor
                           with a report of Distributor's Quota performance.

                  (iii) PURCHASE ORDERS. Orders for the purchase of the Authorized Products shall be made by Distributor by purchase orders, specifying the quantity and description of Authorized Products desired. Any term or condition of such purchase orders that is inconsistent with any term or condition of this Agreement shall be of no force and effect whatsoever, and any additional term or condition of such purchase order shall be construed so as to be consistent with the intent of this Agreement.

                  (iv) PAYMENT. Subject to subsection 7(b), payment by Distributor to Company for each order of Authorized Products shall be made in cash, or by check or wire transfer. Until the earlier of third anniversary hereof and such time as 60-day terms are no longer required by Distributor's banks, payment by Distributor shall be made within the longer of (i) sixty days of invoice date and (ii) the most favorable payment terms provided to the Company's other distributors. Thereafter, payment by Distributor shall be made within thirty days of invoice date for the balance of the term of this Agreement. Distributor shall pay each invoice in full subject to appropriate credits and offsets. Distributor must notify Company in writing within 30 days of the date of the invoice or the date of receipt of product ordered, whichever is longer, of any disputed invoice amount along with an explanation of the reason of the dispute.

         (b)      SALES AND SHIPMENTS BY COMPANY.

                  (i) PRICES AND TERMS. Company will sell at prices and on terms determined by Company from time to time, as reflected in the Company's Authorized Product Price Book. At all times during the period or periods in which Distributor is not in Material Breach of this Agreement, Company agrees to sell to Distributor at the most favorable terms and conditions, including without limitation prices and discount level, made available to any other


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                           authorized distributor for a territory located in the
                           United States for the same products, excluding sales to the Federal Government. Company agrees to promptly notify Distributor in writing if the Company has or
                           has  entered  into  an   agreement   with  any  other
                           authorized   distributor  which  contains  terms  and
                           provisions which are more favorable to such other authorized distributor than those contained herein. Company shall, upon the request of Distributor, amend
                           this   Agreement  to  reflect  such  more   favorable
                           provisions. All prices are exclusive of all taxes (except taxes on Company's income) including federal, state, and local sales, use, value-added or similar taxes. Distributor will pay all such taxes unless Distributor has given Company a valid exemption
                           resale   certificate   prior  to  shipment.   Company
                           expressly reserves the right to change prices with not less than forty-five days notice to Distributor, and Company also reserves the right to change credit
                           terms   at  any   time   if  in   Company's   opinion
                           Distributor's  financial  condition or payment record
                           so  warrants.   If  Distributor   becomes  materially
                           delinquent in the payment of any material sum due to Company, Company may suspend performance under this Agreement and may require Distributor to make payment in advance of any subsequent shipments of Authorized Products. By exercising the foregoing right, Company is in no way waiving any of its other rights and remedies at law or under this Agreement. Distributor hereby grants and Company reserves a purchase money security interest in each Authorized Product in respect of which the Company has not been paid pursuant to a purchase order, and any proceeds thereof, for the amount of the purchase price. At
                           Company's   request,   Distributor   will   sign  any
                           documents required to perfect such security interest. Full payment of the purchase price of the Authorized Product will release the security interest on that Product.

                  (ii) SHIPMENT. Except as otherwise provided herein, Company will ship to the locations designated in Distributor's purchase order within Distributor's Area in accordance with Company's published shipping schedules in effect at the time of shipment. Company will provide Authorized Products and


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                           Authorized  Software to  Distributor  in an amount at
                           least equal to the Distributor's forecasts provided to the Company pursuant to Section 7(a)(i). At all
                           times   during   the   period  or  periods  in  which
                           Distributor is not in Material Breach and in which Distributor has the exclusive right to sell, license, service and maintain the Authorized Products and Authorized Software as provided in Section 12, the
                           Company   shall  provide   Distributor   priority  in
                           shipment  of  Authorized   Products  and   Authorized
                           Software over other authorized distributors of the same products. Company shall not be liable for any failures to ship or delays in shipping caused by circumstances described in Section 19. Company shall use its best efforts to maintain sufficient inventory in stock to meet Distributor's purchase orders and needs. Risk of loss shall pass to Distributor F.O.B. Company dock, but Company will assist Distributor in tracking shipments and processing claims related to lost or damaged goods. Title to each shipment of Authorized Products shall pass to Distributor upon receipt by Company of payment for such shipment as
                           provided   in  Section   7(a)(iv)   herein  with  the
                           exception of Software, title to which shall remain vested in Company at all times as provided by the Software License contained in Section 15. Company may, in its sole discretion, honor Distributor's requests to drop ship to installation locations within Distributor's Area and to expedite shipments,
                           but  Company   reserves  the  right  to  pass  on  to
                           Distributor any additional costs incurred as a result of such requests. Company reserves the right to refuse shipment of Authorized Products if Distributor has failed to make timely payment for prior shipments as required by Section 7(a)(iv). In the event that Company elects to exercise its right not to ship
                           Authorized   Products  by  reason  of   Distributor's
                           failure to make timely payments for prior shipments, or otherwise places Distributor on credit hold, it shall immediately notify Distributor as soon as such election is made.



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         (c)      EXPORTS TO AND FROM DISTRIBUTOR'S AREA.

                  (i) Distributor shall not export or reexport Authorized Products without such valid export or reexport authorization as may be required, or otherwise violate any export or reexport restriction imposed by authorities in the country of origin of such Authorized Products or by other authorities concerned.

                  (ii) Company shall, where applicable, issue Certificates of Origin for Authorized Products shipped under this Agreement, duly verified by the authorities concerned.

8.       LIMITED WARRANTY AND RESTRICTION ON ALTERATION.

         (a) LIMITED WARRANTY. Company warrants that all Authorized Products sold to Distributor pursuant to this Agreement will perform in accordance with Company's written specifications therefor and will be free from defects in material and workmanship for the period from the date of shipment F.O.B., Company specified in Exhibit B (the "Warranty Period"), provided that such Authorized Products are installed in compliance with Company's written installation specifications, to the extent applicable, and given normal service and maintenance by Distributor during the Warranty Period. Company warrants that the Authorized Software will be free from any defect that causes a material nonconformity between its performance as described in the Related Documentation accompanying the Authorized Software, as specified in Exhibit B, and actual performance during the Warranty Period for the Authorized Product in which the Authorized Software is imbedded or otherwise an integral part. Company's obligation under this warranty shall be limited to repair or replace, at Company's option, any part(s) or Authorized Software that may prove defective under normal and proper use and service for the Warranty Period. For such repairs and replacements, Distributor shall pay the cost for shipment to Company's plant; and Company shall pay the cost for shipment from Company's plant. Company agrees to use its best efforts to ship any repaired or

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



                  replacement Authorized Product within thirty (30) days of the date Company shall have received the defective Authorized Product. This warranty shall not apply to lamps, fuses, batteries or other such items normally consumed in operation which have a normal life shorter than the Warranty Period.

         (b) DISCLAIMERS. THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THESE WARRANTIES SHALL BE VOID AS TO PRODUCT DAMAGED OR RENDERED UNSERVICEABLE OR NONFUNCTIONAL BY NEGLIGENCE OF NON-COMPANY PERSONNEL, MISUSE, THEFT, VANDALISM, FIRE, LIGHTNING, POWER SURGES, WATER OR OTHER PERIL, OR ACTS OF GOD, BY FAILURE OF DISTRIBUTOR TO COMPLY WITH PUBLISHED TECHNICAL REQUIREMENTS OR BY SERVICES OR PRODUCTS OF OTHER VENDORS, INCLUDING WITHOUT LIMITATION THE LINES OF ANY LOCAL EXCHANGE TELEPHONE COMPANY. REPAIR, RELOCATION OR ALTERATION OF THE PRODUCT BY PERSONS NOT AUTHORIZED BY COMPANY VOIDS THE WARRANTY. LIABILITY OF COMPANY HEREUNDER IS EXPRESSLY LIMITED TO THE REPAIR OR REPLACEMENT DESCRIBED ABOVE, AND IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUCH AS LOST SALES, LOST PROFITS OR INJURY TO PROPERTY, IN RESPECT OF WARRANTY CLAIMS OR ANY OTHER ECONOMIC DAMAGES RELATING TO THE PERFORMANCE OR FUNCTIONALITY OF THE AUTHORIZED PRODUCTS OR AUTHORIZED SOFTWARE, WHETHER THEY ARE ALLEGED TO ARISE IN CONTRACT OR TORT OR OTHERWISE. NO EXPRESS OR IMPLIED WARRANTY IS MADE AGAINST INTRUSIONS INTO THE COMPANY'S VOICE PROCESSING SYSTEMS BY FRAUDULENT CALLERS OR AGAINST ANY

                  TOLL FRAUD. COMPANY MAKES NO WARRANTIES AS TO THE LAWFULNESS OF USING ANY FEATURE OF THE AUTHORIZED PRODUCTS TO MONITOR, RECORD OR FORWARD ANY ORAL, WIRE OR ELECTRONIC COMMUNICATION.

         (c) RESTRICTION ON ALTERATION. Company shall not be liable for any warranty offered by Distributor that differs from the warranty quoted above. Company does not warrant any Authorized Products that have been modified without Company's prior written consent, and Distributor shall not make or permit to be made, any alterations or modifications of any Authorized Products without the prior written consent of Company. Distributor agrees to hold harmless and indemnify Company against claims of any kind related to any unauthorized alterations or modifications of Authorized Products made or authorized in writing by Distributor, or related to warranties by Distributor that differ from the warranty quoted above.

         (d) SURVIVAL. This Section 8 shall survive the termination or expiration of this Agreement.

9. POST-WARRANTY PERIOD REPAIRS. After the Warranty Period has expired, Company shall provide repair and replacement service for Authorized Products at Distributor's expense in accordance with the charges therefor specified in Company's Authorized Product Price Book. For such repairs and replacements, Distributor shall pay the cost of shipment to Company's plant; Company shall pay the cost for shipment from Company's plant. Distributor shall adhere to the return procedure described in Company's Authorized Product Price Book and shall adhere to such other return procedures as Company shall reasonably require from time to time. Distributor shall not return any defective Authorized Product unless Distributor has properly completed the return forms described in Company's Authorized Product Price Book. Company agrees to use its best efforts to ship repaired or refurbished Authorized Products to
         Distributor within thirty (30) days of the date Company shall have received the defective Authorized Products at its plant. If

         Company has not shipped the repaired or refurbished Authorized Product within forty (40) days of the date Company shall have received the defective Authorized Product at its plant, the repair charge shall be reduced as specified in Company's Authorized Product Price Book. Under no circumstances shall Company be liable for any consequential or other damages resulting from failure to ship repaired or refurbished Authorized Products within thirty (30) days, other than any direct damages to Distributor arising from failure of Company to ship repaired or refurbished Authorized Products within sixty (60) days of receipt by Company. Notwithstanding the foregoing, if Distributor is in Material Breach of any of its payment obligations to Company, Company reserves the right to require Distributor to make payment for post-Warranty Period Repairs before Company ships repaired or replacement Authorized Products. By exercising the foregoing right, Company is in no way waiving any of its other rights and remedies at law or under this Agreement. This Section 9 shall survive the termination or expiration of this Agreement.

10. COMPANY'S RESERVATION OF RIGHTS. Company reserves the right at any time to:

         (a) discontinue, modify or upgrade existing Authorized Products; provided, however, that Company shall notify Distributor ninety (90) days in advance of any product discontinuance, shall directly or indirectly provide factory repairs for such product to Authorized Distributors for a period of seven (7) years from its discontinuance, and shall directly or indirectly provide spare parts, replacement parts, Authorized Software and Related Documentation and all other equipment, software, diagnostics and manuals required to service and maintain the Authorized Products, Authorized Software and Related Documentation for such product to Distributor, for a period of five (5) years from its discontinuance;

         (b) nondiscriminatorily sell to Distributor any Authorized Products, of the Authorized Trademark brand(s) of which Distributor is an Authorized Distributor, based upon Distributor's ability to sell, install, or service the same; and

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



         (c) make Distributor's rights under this Agreement subject to the NAP, CTP and Company Accounts Policy, each of which Company reserves the right to amend from time to time whenever Company in its reasonable discretion determines such amendment to be advisable.

11. SALES AND SERVICE OUTSIDE DISTRIBUTOR'S AREA. Distributor is an authorized distributor of Authorized Products only in Distributor's Area, except as specifically provided otherwise in this Agreement. In the event that Distributor sells any Authorized Products for installation outside Distributor's Area, Distributor shall comply with the CTP regarding such sale and the related installation and service requirements in effect at the time of the sale. Nothing contained herein shall limit or restrict Distributor's ability to sell other products and services, including Competing Products, outside Distributor's Area.

         Company shall provide Distributor prior written notice of any customer that requires service outside Distributor's Area and that is not subject to the Cross-Territorial Policy set forth in Exhibit E and an opportunity to demonstrate to Company that Distributor is able to service such customer. In the event that Distributor elects not to service such customer or is unable to provide service to such customer on the terms set forth herein, Company shall be entitled to directly or indirectly provide such service to such customer.

12.      EXCLUSIVITY; EXPANSION AREAS AND PRODUCTS.

         (a) Except as otherwise specified in this Section 12, Distributor shall have the exclusive right to sell, license, service, and maintain the Authorized Products and Authorized Software in Distributor's Area, subject to termination of such exclusive rights as provided in this Section 12. Upon termination by the Company of Distributor's exclusive rights to sell, license, service and maintain the Authorized Products and Authorized Software pursuant to this Section 12, Distributor shall have the non-exclusive right to sell, license, service and maintain the Authorized Products and Authorized Software to the extent that the Company shall be entitled to appoint one other distributor in each District, if any of the following events occurs and is not cured within 90 days after Distributor's receipt of notice from Company; provided, however, that Distributor may again have exclusive rights if after 90 days it cures the event and Company has not at the time of such cure appointed another distributor in the Distributor's Area.

                  (i) The dollar amount of Distributor's aggregate actual purchases (based on prices actually paid and not Distributor Net Price) of Authorized Products and Authorized Software during the last four full Quarters, measured as of January 1 and July 1 of each year, has been less than the amounts ("Adjusted Quota") set forth in Exhibit H; or

                  (ii) Distributor is in Material Breach of this Agreement, as defined in Section 16.

                  In the event of a termination of exclusivity as provided in this Section 12, Company agrees that in each District in Distributor's Area listed in Exhibit A, it will establish only one alternative distributor for the Authorized Products and Authorized Software that were sold by Distributor on an exclusive basis immediately preceding such termination.

         (b) Distributor acknowledges and agrees that (i) Company intends to reserve to itself the rights to sell and license INFOSTAR/ILS'tm' and Telesearch'tm' products directly or indirectly in Distributor's Area as it has done in other areas and that notwithstanding anything to the contrary herein Distributor has only non-exclusive rights to sell or license those products in any market or geographic area, (ii) Distributor has only non-exclusive rights to sell and license the Authorized Products and Authorized Software in the
                  counties within the sales territory of the Albuquerque, New Mexico; Birmingham, Alabama; New York; Vermont; Chicago, Illinois; Cleveland, Ohio; Connecticut; and Seattle in each case as specified in Exhibit A, (iii) Distributor has limited exclusivity in the Boston District pursuant to a three-year supplemental agreement currently in effect with another independent distributor, which Company agrees to enforce to protect Distributor's rights and not to renew or extend at the end of its term.

         (c) Distributor agrees that Company shall have the right to sell and license (i) Other Company Products, as defined in Exhibit F, directly or indirectly in any market or geographic area,
                  (ii) Authorized Products and Authorized Software directly in Distributor's Area to its National Accounts, Federal Systems, Healthcare, Call Center, and Videoconferencing Customers, as defined in Exhibits D and F.

         (d) Company agrees that if another authorized distributor ceases to have exclusive rights to sell and license the Authorized Products and Authorized Software in any area of the United States not included in Distributor's Area or has been terminated as a distributor in such area ("Expansion Area"), then the Company shall offer to Distributor the right to negotiate with Company and Company shall negotiate with Distributor in good faith for a period of 30 days a Quota for the Authorized Products and Authorized Software in the Expansion Area in order that Company may expand Distributor's Area to include the Expansion Area. Company further agrees that if a quota is agreed to with respect to the Expansion Area within such period, then Distributor's rights in the Expansion Area shall be exclusive (i) to the extent possible given Company's then existing contractual obligations and (ii) provided Distributor is at such time entitled to maintain its exclusive rights under this Section 12. Company agrees that it shall not require terms and conditions, including a Quota for the Expansion Area, less favorable to the Distributor than that offered to third party distributors in similar areas for similar products.

         (e) Distributor shall be permitted to sell, market, service, maintain and license Competing Products in Distributor's Area in the event there is a Material Breach by Company.

         (f) Company agrees that if the Company determines to appoint a third party distributor to sell (i) products and software other than Authorized Products and Authorized Software, including Other Company Products (defined in Exhibit D) or
                  (ii) any products and software to a National Account or Company Account, then Company shall offer Distributor the right to negotiate with Company and Company shall negotiate with Distributor in good faith for a period of 30 days in order that Company may expand Distributor's products or customers to include such products and/or customers. Company further agrees that if an agreement is reached with respect to such products and/or customers, then Distributor's rights in Distributor's Area with respect to such products and/or customers shall be exclusive (i) to the extent possible given Company's then existing contractual obligations and (ii) provided Distributor is at such time entitled to maintain its exclusive rights under Section 12.

         (g) Company agrees that if Company receives notice from a third party distributor of a change of control of such third party distributor, Company will provide Distributor prompt notice thereof. Company shall not purchase the third party distributor unless it first offers Distributor 30 days in which Distributor may negotiate to purchase the third party distributor.

         (h) Notwithstanding any other provision contained in this Agreement, Distributor agrees that in the event Distributor sells Competing Products in Distributor's Area, Company shall be permitted to sell directly or indirectly a product of the type of which Company is a seller or manufacturer in the same Product Line. As used herein, "Product Line" means a product designed for telephone switches for one of the following segments: (i) between 1-25 lines; (ii) between 26-50 lines;
                  (iii) between 51 to 250 lines; and (iv) between 251 to 400 lines.

13.      CONSENT OF COMPANY REQUIRED.

         (a) Distributor shall not, without the prior express written consent of Company, which consent shall not be unreasonably withheld:

                  (i) assign, delegate, sell or transfer this Agreement or any rights or obligations created by it with respect to any one or more Districts, except (A) in connection with a sale or transfer of the business of selling to and servicing the customer base in such District or Districts or in connection with the sale of Distributor, (B) to any lender providing financing to the Distributor as contemplated by the Purchase Agreement or any refinancing thereof, pursuant to security arrangements entered into in connection with such financings or refinancings or (C) to any transferee of any such lender upon exercise of any of such lender's remedies pursuant to security arrangements contemplated in (B) above; or

                  (ii) appoint any sub-distributor or dealer for Authorized Products in any District.

         (b) Distributor shall not, unless Company has given its prior written consent, which may be withheld in Company's sole discretion, offer, agree to or permit any sale (including any merger on consolidation) of Distributor or of substantially all of its business or assets to (i) any of AT&T Corporation, Lucent Technologies, Nortel or any of their successors or direct or indirect majority-owned subsidiaries, during the one year immediately following the date of this Agreement, or (ii) Intertel Corporation or Mitel Corporation, or any of their successors or direct or indirect majority-owned subsidiaries, during the three years immediately following the date of this Agreement; provided, however, that the provisions of this subsection (b) shall automatically terminate upon an initial public offering of common stock of Distributor.

14.      CONFIDENTIALITY.

         (a) NONDISCLOSURE. Without the prior express written consent of Company, Distributor shall not disclose to any third party, or use for any purpose other than performance of this Agreement, any confidential business information or trade secrets of Company including but not limited to: product design information, product technical manuals, product technical bulletins, or Company pricing. Company and Distributor recognize the necessity of disseminating selected information included in the above documents to customers or prospective customers in the sales process. Company agrees that Distributor may provide such necessary information to customers and prospective customers in the sales process without Company's prior express written consent and
                  Distributor agrees to use its best efforts to protect the confidentiality of this information.

         (b) NO REVERSE ENGINEERING. Distributor shall not engage in, cause to be engaged in, or permit any reverse engineering of Authorized Products or Authorized Software. Reverse
                  engineering is defined as attempting through analysis of component parts and/or software of the Authorized Products to define the functionality of the components or software, and thereby gain the ability to alter or reproduce that functionality.

         (c) SOFTWARE. Distributor hereby acknowledges that the Authorized Software and Related Documentation specifically listed in Exhibit B and all technical manuals relating to the Authorized Products are proprietary to Company and constitute trade secrets of Company. All applicable rights to patents, copyrights, trademarks, and trade secrets of the Company are and shall remain in Company. Distributor agrees to use utmost reasonable diligence to protect the confidentiality and proprietary rights of Company in the Authorized Software and Related Documentation, and not to disclose the Authorized Software or Related Documentation to any third party. Distributor shall also promote compliance with the terms and conditions of this

                  Agreement by employees and agrees to place the software sublicense language in Exhibit H in its sales contracts with its customers. Distributor agrees to maintain records of these software sublicense agreements and to represent Company's interest in the protection of its rights to the Authorized Software and Related Documentation. In the event that Company has reason to believe Distributor's customer has violated the software sublicense agreement, Distributor will make available to Company these records on a customer specific basis.

         (d) SURVIVAL. Distributor's obligations under this confidentiality provision shall survive termination or nonrenewal of this Agreement.

15.      SOFTWARE LICENSE.

         (a) LICENSE. The Company owns, or has licensed from the owner, the Authorized Software and any other proprietary interests in the Authorized Products and related materials and has the right to license such Authorized Software and proprietary interests to Distributor and to end-users. Subject to the terms and conditions contained herein, Company grants Distributor a non-exclusive license to use, in object code form, all Authorized Software and Related Documentation as contemplated by this Agreement. This grant shall be limited to use in connection with the sale and service of the Authorized Products as contemplated by this Agreement. This license shall continue until the license is terminated in accordance with this Agreement, or for the useful life of the Authorized Product in which the Authorized Software is imbedded or of which the Authorized Software is an integral part, or for the useful life of the Authorized Software, whichever is longer. Removal of the Authorized Software from the United States, service by any unauthorized person, use of the Authorized Software on any Authorized Product other than that for which it was obtained or authorized, or on any non-Authorized Product, shall constitute a breach of this Section 15 by Distributor. Except as provided in the

                  Purchase Agreement or as provided in Section 10, the software license will terminate on expiration or termination of this Agreement.

         (b) MODIFICATION AND COPIES. Distributor may not modify or copy the Authorized Software or Related Documentation without prior written consent of Company. Distributor agrees to refrain from taking any steps, including without limitation reverse engineering, reverse assembly or reverse compilation, to derive a source or object code equivalent of the Authorized Software, or for any other purpose.

         (c) INDEMNIFICATION. Company agrees that, if notified promptly and given sole control of the defense and all related settlement negotiations, it will indemnify and defend Distributor or its customers who have executed a software sublicense against any claim based on an allegation the Authorized Software infringes a U.S. patent, copyright or trademark. Company shall have no obligations under this Section in the case of claims resulting from modifications to the Authorized Software made by
                  Distributor, end-users, or others, or combinations with software or equipment provided by others. If any Authorized Software becomes, or in Company's opinion is likely to become, the subject of such claim of infringement, Company will, at its expense, either, at its option, procure rights for Distributor and its customers who have executed a software sublicense to continue using the Authorized Software, or replace or modify the Authorized Software to provide noninfringing software that performs substantially similar functions to the original Authorized Software. Upon failure of the foregoing provisions of this subsection (c), Company will refund the purchase price of the Authorized Product or license fee for the Authorized Software less a reasonable allowance for use. THIS SECTION STATES THE ENTIRE LIABILITY OF COMPANY FOR INFRINGEMENT BY ANY AUTHORIZED SOFTWARE PROVIDED HEREUNDER.

16.      TERMINATION OF AGREEMENT; REMEDIES FOR BREACH.

         (a) This Agreement will expire on May 30, 2001, unless earlier terminated for Material Breach as defined in subsection (b) of this Section 16. Upon expiration of the term, this Agreement may be renewed upon the mutual agreement of the parties.

         (b) This Agreement may be terminated by either party for Material Breach no less than 90 days after mailing written notice of termination to the other party as provided in (c) below.

         Material Breach of this Agreement shall mean:

                  (i) failure of Distributor to purchase at least 50% of the applicable Adjusted Quota set forth in Exhibit H for any period of four consecutive full Quarters;

                  (ii) material breach of Section 3, 4 (other than under Section 4(b)), 5, 11, 13, 14 or 15 of this Agreement by Distributor;

                  (iii) material breach of Section 2, 7(b), 8(a) or 12 of this Agreement by the Company;

                  (iv) assignment of this Agreement by Distributor (except as provided in Section 13) without the prior written consent required by this Agreement;

                  (v) failure of Company to provide products that are competitive in the marketplace in function, features and price for a period of six consecutive months; or

                  (vi) sale or license by Distributor of Competing Products (as defined in Exhibit C) in Distributor's Area except as provided in Exhibit C or in Section 12(e) of this Agreement.

         (c) In the event that either party contends the other party is in Material Breach of any of its obligations to the other party under this Agreement, the party claiming Material Breach will provide written notice by certified mail that specifically itemizes each and every obligation of which the party contends the other party is in substantial and


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                  Material Breach.  In the event that the  nonterminating  party fails to cure the breach within ninety (90) days of receipt of such notice, the termination shall become effective.

17. DISTRIBUTOR'S OBLIGATIONS UPON TERMINATION. In the event of termination of this Agreement, whether by non-renewal or for Material Breach, Distributor shall:

         (a) immediately pay all obligations for Authorized Products and Authorized Software delivered to Distributor prior to termination when such payments are due and payable to Company;

         (b) except as provided in the Purchase Agreement, immediately insofar as reasonably possible discontinue any and all uses of the Authorized Trademarks and Authorized Name, as defined in Exhibit C, if any, including:

                  (i) cancel all governmental certificates or licenses reserving or registering Distributor's use of the Authorized Trademarks or Authorized Name, if any;

                  (ii) remove the Authorized Trademarks or Authorized Name, if any, from its premises, vehicles, sales proposals, stationery, telephone directory listing, and other advertising and promotional material; and

                  (iii) change its corporate and trade name to delete any use of the Authorized Trademarks, Authorized Name, or any name likely to cause confusion with any Authorized Trademarks.

         (c) not adopt the use of any mark or name deceptively similar to any Authorized Trademarks, other than as provided in the Purchase Agreement; and

         (d) execute any documents or take any other reasonable steps that will help transfer to Company ownership of all goods repurchased, free and clear of any liens, encumbrances, or security interest.

         It is understood and agreed that (i) in the event of a Material Breach of this Agreement by Distributor solely pursuant to Section 16(b)(i), the Company's sole remedy is to terminate this Agreement in accordance with the terms and procedures hereof and that Distributor shall have no


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obligations  under this  Agreement (and the Company shall have no claims against
Distributor)  arising from such Material  Breach of this  Agreement  pursuant to
Section 16(b)(i) other than provided in this Section 17 above and (ii) in the event the Company has terminated this Agreement in accordance with its terms, Distributor shall have no obligations under this Agreement for purchases of Authorized Products and Authorized Software in respect of the Quota or the Adjusted Quota.

18.      COMPANY'S OBLIGATIONS AND DISTRIBUTOR'S OPTIONS UPON TERMINATION.

         (a)      In the event of termination of this Agreement, Company:

                  (i) may at Company's option cancel all unfilled orders except those for such Authorized Products that have been sold previously by Distributor to customers, as evidenced by signed customers' orders submitted by Distributor to Company at least twenty (20) days prior to the effective termination date;

                  (ii) may within thirty (30) days after written notification by Distributor of its existing inventory, purchase from Distributor at Distributor's cost less a reasonable allowance for use or damage, if any, plus freight, either for cash or by set off against debt or trade receivables, any or all of the Authorized Products. In the event that Distributor elects to sell its inventory of Authorized Products and Company elects to purchase this inventory,
                           Distributor will allow Company to inspect this inventory;

                  (iii) shall continue to directly or indirectly provide to Distributor factory repairs for a period not to exceed seven (7) years from the effective date at which the Authorized Products are discontinued for new system sales, or indefinitely in the case of Authorized Products not yet discontinued, so that Distributor can continue to service its end-user customers; and

                  (iv) shall continue to directly or indirectly provide to Distributor at its request necessary spare parts, replacement parts, replacement copies of Authorized Software and Related Documentation and all other equipment, software, diagnostics and manuals required to continue to service and maintain the Authorized Products, Authorized Software and Related Documentation, for


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                           a  period  not to  exceed  five  (5)  years  from the
                           effective date at which the Authorized Products are discontinued for new system sales, or indefinitely in the case of Authorized Products that are not yet discontinued, so that Distributor can continue to service and maintain its end-user customers.

                  (v) purchase orders for factory repairs, spare parts, replacement equipment and software, and Related Documentation must be placed with Company at least 30 days in advance of the requested shipment date. The order must be paid in full prior to shipment. Prices will be the weighted average of the then current prices paid by the Company's distributors for such products.

         (b)      Company's   obligations  upon  termination  and  Distributor's
                  options set forth in this Section 18 are specifically conditioned upon Distributor's compliance with its obligations upon termination set forth in Section 17 above, and with Sections 3, 14, and 15, and all other provisions of this Agreement that are applicable following termination. In the event Distributor breaches any provision of Sections 3, 14, 15, or 17, or any other applicable provision of this Agreement after receipt of written notice of nonrenewal or termination from Company, and Distributor fails or refuses to cure such breach within any stated cure period, Company may, at its sole option, provide written notice to Distributor that any and all rights of Distributor set forth in Section 18 are thereby forfeited, and all of Company's obligations under this Section 18 shall immediately cease as of (1) the date set forth in such notice, or (2) the date by which such breach(es) must be cured and the same remains uncured, whichever date is sooner.

19. FORCE MAJEURE. Either party may be excused from timely performance hereunder if and to the extent such performance is delayed or prevented by fire, flood, earthquake or other Act of God, strike, lock-out or labor dispute not involving the party, act of war, civil disturbance or any similar event or occurrence beyond the reasonable control of the party delaying or preventing its performance. Performance shall be resumed as soon as reasonably possible after the event or occurrence has been remedied. If performance is delayed or suspended for


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         more than 90 days, and such delay or nonperformance would be a Material
         Breach except for the provisions of this Section, then the party entitled to the performance shall have the rights set forth in Section 16.

20. COMPLETE AGREEMENT AND NO ORAL MODIFICATION. This Agreement constitutes the complete agreement between the parties, and supersedes all previous agreements between the parties other than notes, credit, loan, shareholder, lease, sublease or security agreements. The headings of sections of this Agreement are included merely for the convenience of the parties, and shall not be construed as part of the Agreement. This Agreement may be modified only by a written agreement signed by both parties.

21. CHOICE OF LAW AND FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of New York. Any dispute arising under this Agreement that cannot be resolved by agreement shall, whenever diversity or subject matter jurisdiction exists, be submitted to the United States District Court in the Southern District of New York, and the parties consent and submit to the personal jurisdiction of such court. The prevailing party in any litigation, arbitration, or other proceedings arising out of this Agreement shall be reimbursed for all reasonable costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

22. NO WAIVER. A waiver of any breach or default of this Agreement shall not be deemed to constitute a waiver of any subsequent breach or default.

23. SEVERABILITY. If any of the terms or provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason or to any extent, be held or determined to be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.



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24.      NOTICE. Any notice required by this Agreement shall be made in writing, signed by a duly authorized agent of the party giving the notice, and deposited in the United States mail, first class, postage prepaid,
         addressed  to  the  last  known  address  of  the   addressee,   unless
         specifically required to be by certified mail.

25.      RELATIONSHIP  OF PARTIES.  Distributor  is an  independent  contractor.
         Nothing in this Agreement shall be construed to mean that Distributor is an agent, employee, franchisee or subcontractor of Company. This Agreement shall not be construed to create any rights or obligations of any person or entity other than the parties.

26. CONSTRUCTION; DEFINITION. For purposes of this Agreement, including all exhibits hereto, the Company shall mean EXECUTONE Information Systems, Inc., a Virginia corporation, its subsidiaries and any person that directly or indirectly controls, is controlled by or is under common control thereof and any successors and assigns thereof.



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27.      AUTHORIZATION  AND EXECUTION.  The parties and the persons signing this
         Agreement represent and warrant that those persons are fully authorized to enter into the terms and conditions of, and to execute, this Agreement on behalf of the respective parties.



COMPANY:                                     DISTRIBUTOR:

EXECUTONE INFORMATION SYSTEMS, INC.             CLARITY TELECOM, INC.

By:_____________________________________        By:_____________________________

Title:__________________________________        Title: _________________________


                                                                (Corporate Seal)



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